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                                                                    EXHIBIT 23.1



                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated January 28, 2000 relating to the consolidated financial statements and financial statement schedule of Genencor International, Inc. and

Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the caption "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP

Rochester, New York
May 5, 2000